Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Third Quarter 2025 Results
New York City, NY – October 29, 2025 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended September 30, 2025.
Reported GAAP net income of $17.6 million for the three months ended September 30, 2025, compared to $24.4 million for the three months ended June 30, 2025. Reported diluted earnings per share ("EPS") to common stockholders of $0.12 for the three months ended September 30, 2025, compared to $0.19 for the three months ended June 30, 2025.
Reported Distributable Earnings (a non-GAAP financial measure) of $26.7 million, or $0.22 per diluted common share on a fully converted basis(1), for the three months ended September 30, 2025, compared to $29.0 million, or $0.27 per diluted common share on a fully converted basis(1), for the three months ended June 30, 2025.
Third Quarter 2025 Summary
•Core portfolio:
◦Principal balance of $4.4 billion across 147 loans, averaging $30.1 million each, with 75.0% collateralized by multifamily properties
◦Closed $304.2 million of new loan commitments at a weighted average spread of 511 basis points
◦Funded $195.7 million of principal balance, including future funding, and received $275.0 million in repayments
•Agency segment:
◦Originated $2.2 billion of new loan commitments under programs with Fannie Mae, Freddie Mac, and HUD
◦Quarter end servicing portfolio of $47.3 billion
•Total liquidity of $521.7 million, which includes $116.6 million in cash and cash equivalents
•Declared a common stock cash dividend of $0.355, representing an annualized 10.0% yield on book value
•Book value of $14.29 per diluted common share on a fully converted basis(1)
•On July 1, 2025, the Company acquired NewPoint Holdings JV LLC (“NewPoint”), a privately held commercial real estate finance company headquartered in Plano, Texas
•Subsequent to quarter end on October 15, 2025, closed an approximately $1.1 billion commercial real estate mortgage securitization transaction
Michael Comparato, President of FBRT, said, “The third quarter was a transitional period for FBRT, highlighted by the successful $425 million acquisition of NewPoint. Integration is progressing very well, and we’ve made meaningful progress on the three-pronged plan to grow distributable earnings."
Portfolio and Investment Activity
Core portfolio: For the quarter ended September 30, 2025, the Company closed $304.2 million of new loan commitments, funded $195.7 million of principal balance on new and existing loans, received loan repayments of $275.0 million and transferred $33.9 million of principal balance to held-for-sale. As of September 30, 2025, the Company had ten loans on its watch list, two of which were risk rated a five and eight of which were risk rated a four.
Conduit: For the quarter ended September 30, 2025, the Company originated $108.8 million of fixed rate conduit loans and sold $59.4 million of conduit loans for a gain of $3.4 million, gross of related derivatives.
Agency segment: For the quarter ended September 30, 2025, the Company Originated $2.2 billion of new commitments under programs with Fannie Mae, Freddie Mac, and HUD. As of September 30, 2025, the Company managed a servicing portfolio of $47.3 billion.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock and OP Units into common stock and the vesting of our outstanding equity compensation awards.

Real estate owned and equity method investments: The Company ended the quarter with nine foreclosure real estate owned positions totaling $228.5 million, one investment real estate owned position of $119.1 million, and four equity method investment positions of $69.1 million.
Allowance for credit losses: The Company recognized a benefit for credit losses of $0.6 million, comprised of a $1.5 million general allowance benefit and a $1.0 million net benefit allowance for loss sharing, partially offset by a $1.9 million specific allowance provision.
Book Value
As of September 30, 2025, book value was $14.29 per diluted common share on a fully converted basis(1).
Share Repurchase Program
As of October 24, 2025, $25.6 million remains available under the $65.0 million share repurchase program, which extends through December 31, 2026.
Subsequent Events
On October 15, 2025, a consolidated subsidiary of the Company, BSPRT 2025-FL12 Issuer, LLC, closed an approximately $1.1 billion commercial real estate mortgage securitization transaction, and sold approximately $947.0 million of the securitization’s notes in a private placement.
On October 16, 2025, the Company sold a commercial mortgage loan, held for sale, for $33.9 million. The loan was collateralized by a portfolio of retail properties, and had an amortized cost of $33.9 million as of September 30, 2025.
Distributable Earnings and Distributable Earnings to Common
Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (x) perpetual preferred stock dividend payments and (y) non-controlling interests in joint ventures.
As noted above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP.
The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock and OP Units into common stock and the vesting of our outstanding equity compensation awards.

Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.
Please refer to the financial statements and reconciliation of GAAP Net Income to Distributable Earnings and Distributable Earnings to Common included at the end of this release for further information.

1 Fully converted per share information in this press release assumes applicable conversion of our series of outstanding convertible preferred stock and OP Units into common stock and the vesting of our outstanding equity compensation awards.

Supplemental Information
The Company published a supplemental earnings presentation for the quarter ended September 30, 2025 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.
Conference Call and Webcast
The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, October 30, 2025 at 9:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10203736/10022cb7eb8. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.
The call will also be accessible via live webcast at https://ccmediaframe.com?id=Jz4nsFTh. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.
An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.
About Franklin BSP Realty Trust, Inc.
Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of September 30, 2025, FBRT had approximately $6.2 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.
Forward-Looking Statements
Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, tariffs, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data) (Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$116,652	$184,443
Restricted cash	27,211	12,421
Investment securities, held to maturity(1)	18,948	—
Commercial mortgage loans, held for investment, net of allowance for credit losses of $43,981 and $78,083 as of September 30, 2025 and December 31, 2024, respectively(2)	4,368,800	4,908,667
Commercial mortgage loans, held for sale, measured at fair value(3)	619,031	87,270
Commercial mortgage loans, held for sale	40,909	—
Real estate securities, available for sale, measured at fair value, amortized cost of $82,578 and $202,894 as of September 30, 2025 and December 31, 2024, respectively(4)	82,640	202,973
Mortgage servicing rights, net	208,564	—
Accrued interest receivable	41,183	42,225
Receivable for loan repayment(5)	25,736	157,582
Prepaid expenses and other assets	46,738	17,526
Real estate owned, net of depreciation	99,853	113,160
Real estate owned, held for sale	212,429	222,890
Equity method investments	69,071	13,395
Intangible assets, net of amortization	117,981	39,834
Goodwill	90,848	—
Derivative instruments, measured at fair value	18,779	—
Loans eligible for repurchase	13,102	—
Total assets	$6,218,475	$6,002,386
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$2,813,699	$3,628,270
Repurchase agreements and revolving credit facilities - commercial mortgage loans	1,176,808	329,811
Repurchase agreements - real estate securities	131,657	236,608
Other financings	12,865	12,865
Unsecured debt	185,262	81,395
Mortgage note payable	23,998	23,998
Allowance for loss sharing	22,555	—
Accrued compensation	48,092	—
Liability for loans eligible for repurchase	13,102	—
Interest payable	20,086	12,844
Distributions payable	39,425	36,237
Accounts payable and accrued expenses	20,836	4,081
Due to affiliates	12,728	14,106
Derivative instruments, measured at fair value	7,554	713
Other liabilities	34,039	11,653
Total liabilities	$4,562,706	$4,392,581
Commitments and Contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock Series H, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of September 30, 2025 and December 31, 2024	$89,748	$89,748
Total redeemable convertible preferred stock	$89,748	$89,748
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of September 30, 2025 and December 31, 2024	$258,742	$258,742
Common stock, $0.01 par value, 900,000,000 shares authorized, 82,925,055 and 83,066,789 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	822	818
Additional paid-in capital	1,605,399	1,600,997
Accumulated other comprehensive income/(loss)	62	79
Accumulated deficit	(392,841)	(348,074)
Total stockholders' equity	$1,472,184	$1,512,562
Non-controlling interest	93,837	7,495
Total equity	$1,566,021	$1,520,057
Total liabilities, redeemable convertible preferred stock and equity	$6,218,475	$6,002,386

______________________________________________________________________
(1) Includes pledged assets of $18.6 million as of September 30, 2025.
(2) Includes pledged assets of $588.2 million and $268.7 million as of September 30, 2025 and December 31, 2024, respectively.
(3) There were no pledged assets of September 30, 2025 and $61.1 million pledged assets as of December 31, 2024, respectively.
(4) Includes pledged assets of $82.2 million and $180.7 million as of September 30, 2025 and December 31, 2024, respectively.
(5) Includes $25.6 million and $157.0 million of cash held by servicer related to the CLOs as of September 30, 2025 and December 31, 2024, respectively.

FRANKLIN BSP REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Income
Interest income	$106,167	$134,142	$331,246	$398,253
Less: Interest expense	76,492	89,884	217,298	257,942
Net interest income	29,675	44,258	113,948	140,311
Gain/(loss) on sales, including fee-based services, net	29,423	5,613	34,726	13,125
Mortgage servicing rights	19,745	—	19,745	—
Servicing revenue, net	3,606	—	3,606	—
Gain/(loss) on derivatives	(122)	(1,251)	(456)	(1,260)
Revenue from real estate owned	7,222	5,412	22,355	14,196
Total income	$89,549	$54,032	$193,924	$166,372
Expenses
Compensation and benefits	$34,434	$—	$34,434	$—
Asset management and subordinated performance fee	6,082	4,906	18,174	19,023
Acquisition expenses	265	255	739	688
Administrative services expenses	3,455	3,801	10,687	7,365
Professional fees	9,334	3,588	20,609	11,536
Other expenses	14,052	5,709	35,557	11,274
Depreciation and amortization	3,432	1,387	6,193	4,221
Share-based compensation	2,237	2,134	6,799	6,020
Total expenses	$73,291	$21,780	$133,192	$60,127
Other income/(loss)
(Provision)/benefit for credit losses	$569	$268	$3,954	$(34,790)
Realized gain/(loss) on real estate securities, available for sale	—	55	113	143
Gain/(loss) on other real estate investments	(2,116)	(2,193)	(1,664)	(8,436)
Income/(loss) from equity method investments	6	—	187	—
Total other income/(loss)	$(1,541)	$(1,870)	$2,590	$(43,083)
Income/(loss) before taxes	14,717	30,382	63,322	63,162
(Provision)/benefit for income tax	2,899	(209)	2,383	(927)
Net income/(loss)	$17,616	$30,173	$65,705	$62,235
Net (income)/loss attributable to non-controlling interest	(302)	1,441	(1,132)	3,124
Net income/(loss) attributable to Franklin BSP Realty Trust, Inc.	$17,314	$31,614	$64,573	$65,359
Less: Preferred stock dividends	6,749	6,749	20,245	20,245
Net income/(loss) applicable to common stock	$10,565	$24,865	$44,328	$45,114

Basic earnings per share	$0.12	$0.30	$0.52	$0.53
Diluted earnings per share	$0.12	$0.30	$0.51	$0.53
Basic weighted average shares outstanding	82,214,630	81,788,091	82,150,496	81,865,672
Diluted weighted average shares outstanding	90,600,581	81,788,091	84,976,530	81,865,672

FRANKLIN BSP REALTY TRUST, INC.
RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS
(In thousands, except share and per share data)
(Unaudited)
The following table provides a reconciliation of GAAP net income to Distributable Earnings and Distributable Earnings to Common for the three and nine months ended September 30, 2025 and 2024 (amounts in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Net Income (Loss)	$17,616	$30,173	$65,705	$62,235
Adjustments:
Unrealized (gain)/loss on financial instruments(1)	1,888	2,486	2,645	8,435
Subordinated performance fee(2)	(270)	(3,438)	(810)	(6,150)
Non-cash compensation expense	5,185	2,134	9,747	6,020
Depreciation and amortization, net	3,427	1,387	6,188	4,221
Transaction-related and non-recurring items(3)	3,997	—	8,818	—
(Reversal of)/provision for credit losses	(569)	(268)	(3,954)	34,790
Income from mortgage servicing rights	(19,745)	—	(19,745)	—
Amortization and write-offs of MSRs	15,924	—	15,924	—
Fair value adjustments on equity investments	904	—	904	—
Distributable Earnings before realized loss	$28,357	$32,474	$85,422	$109,551
Realized gain/(loss) adjustment on loans and REO(4)	(1,656)	(36,433)	(35,950)	(40,113)
Distributable Earnings	$26,701	$(3,959)	$49,472	$69,438
7.5% series E cumulative redeemable preferred stock dividend	(4,842)	(4,842)	(14,526)	(14,526)
Non-controlling interests in joint ventures net (income) / loss	(302)	1,441	(1,132)	3,124
Non-controlling interests in joint ventures adjusted net (income) / loss DE adjustments	(509)	(1,403)	235	(3,355)
Distributable Earnings to Common	$21,048	$(8,763)	$34,049	$54,681
Average common stock & common stock equivalents(5)	1,385,374	1,349,076	1,349,740	1,370,048
GAAP net income/(loss) ROE	3.6%	7.9%	4.9%	4.9%
Distributable earnings ROE	6.1%	(2.6)%	3.4%	5.3%
GAAP net income/(loss) per share, diluted	$0.12	$0.30	$0.51	$0.53
GAAP net income/(loss) per share, fully converted(6)	$0.13	$0.30	$0.55	$0.57
Distributable earnings per share, fully converted(6)	$0.22	$(0.10)	$0.37	$0.62
Distributable earnings per share before realized gain/(loss), fully converted(6)	$0.23	$0.31	$0.76	$1.07
________________________
(1) Represents unrealized gains and losses on (i) commercial mortgage loans, held for sale, measured at fair value, (ii) other real estate investments, measured at fair value and (iii) derivatives.
(2) Represents accrued and unpaid subordinated performance fee. In addition, reversal of subordinated performance fee represents cash payment obligations in the quarter.
(3) Represents transaction-related and non-recurring costs associated with the acquisition of NewPoint Holdings JV LLC.
(4) Represents amounts deemed nonrecoverable upon a realization event, which is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized upon sale. Amount may be different than the GAAP basis. As of September 30, 2025, the Company had $5.4 million of GAAP loss adjustments that will run through distributable earnings if and when cash losses are realized.
(5) Represents the average of all classes of equity except the Series E Preferred Stock.
(6) Fully Converted assumes conversion of our series of convertible preferred stock and Class A OP units along with full vesting of our outstanding equity compensation awards.